                                                                      EXHIBIT 99

[UNITED BANCORP, INC. LETTERHEAD]


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PRESS RELEASE
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UNITED BANCORP, INC.
201 South 4th at Hickory Street, Martins Ferry, OH  43935

Contact: James W. Everson               Randall M. Greenwood
         Chairman, President and CEO    Senior Vice President, CFO and Treasurer
Phone:   (740) 633-0445 Ext. 120        (740) 633-0445 Ext. 181
         ceo@unitedbancorp.com          cfo@unitedbancorp.com

FOR IMMEDIATE RELEASE:     10:00 AM     July 24, 2003

SUBJECT: UNITED BANCORP, INC. REPORTS AN EARNINGS PER SHARE INCREASE OF 13% FOR THE SIX-MONTHS ENDED JUNE 30, 2003.

MARTINS FERRY, OHIO ---- United Bancorp, Inc. (NASDAQ: UBCP), headquartered in Martins Ferry, Ohio reported earnings of $1,630,000 compared to $1,484,000 for the six months ended June 30, 2003 and 2002, respectively. On a per share basis, basic earnings per share was $0.51 for the six months ended June 30, 2003 compared to $0.45 for the same period in 2002, a solid increase of 13%. Second quarter earnings were $0.26 per share compared to $0.24 in 2002, an increase of 8%. The earnings per share data for 2002 gives effect to the 5% share dividend paid in December 2002.

Randall M. Greenwood, Senior Vice President, CFO and Treasurer, of UBCP remarked, "Six months earnings generated an annualized 0.89% return on average assets ("ROA") and an annualized 10.09% return on average equity ("ROE") compared to 0.88% ROA and 9.79% ROE for the same period in 2002". Greenwood also indicated that United Bancorp, Inc's 2003 six months earnings have benefited from strong growth in non-interest income of 61% or $537,000 over the comparable six months in 2002. The major components of the increase in non-interest income included an increase in service charge income of $64,000, net realized gains on the sale of loans of $49,000 and earnings on bank owned life insurance contracts of $182,000. Realized gains from the sale of securities totaled $282,000 for the six months ended June 30, 2003 compared to $114,000 for the six months ended June 30, 2002, an increase of $168,000.

James W. Everson, Chairman, President & CEO, stated, "Management is pleased with the six month results. The Company benefited from continued strong financial performance at The Citizens Savings Bank affiliate, in Martins Ferry OH, which continues to offset the business development costs associated with growth at The Community Bank affiliate in Lancaster, OH." The Citizens Savings Bank recorded a net income of $1,821,000 for the six months ended June 30, 2003 compared to $1,504,000 for the six months ended June 30, 2002, an increase of 21%. The Community Bank continuing to incur market expansion costs, posted a net loss of $12,000 for the six months ended June 30, 2003 compared to a profit of $120,000 for the six months ended June 30, 2002. The Community Bank's net loss included realized gains from the sale of securities as interest rates fluctuated during the first quarter. Excluding these investment gains, the Community Bank would have posted a net loss of approximately $125,000 for the six months ended June 30, 2003. "Our Management Team continues to focus on opportunities to improve The Community Bank's financial results," Everson stated.

Everson continued by stating, "The Jobs and Growth Tax Relief Reconciliation Act of 2003 and its tax relief on dividends have significantly altered the tax landscape for dividend paying community banks and their shareholders. This coupled with the current low interest rate environment, should add to the attraction of owning a stock that has positive cash and share dividend histories. The current yield on UBCP stock is near 3.7% and this does not take into consideration our history of share dividend payment. This new environment for dividend paying stocks has given investors another reason to hold them in their investment portfolio. On another positive note, United Bancorp, Inc was listed this past month in the annual Cleveland Plain Dealer 100 recognizing Ohio's 100 best-performing public companies in 2002. Everson concluded by stating, We are pleased to be listed again along with other high quality companies who have chosen Ohio as their headquarters."

United Bancorp, Inc. is headquartered in Martins Ferry, Ohio and is a multi-bank holding company with total assets of approximately $385 million and total shareholder's equity of approximately $33 million as of June 30, 2003. Affiliates of UBCP include The Citizens Savings Bank and The Community Bank with seventeen banking offices, an Operations Center and a UVEST Investment Services(R) brokerage office located in Ohio serving Athens, Belmont, Carroll, Fairfield, Harrison, Hocking, Jefferson and Tuscarawas Counties. The Company trades on The Nasdaq SmallCap Market tier of the Nasdaq Stock Market under the symbol UBCP, Cusip #90991109.

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                     UNITED BANCORP, INC. MARTINS FERRY, OH
                                  Symbol "UBCP"

                                                                    FOR THE THREE MONTHS ENDED JUNE 30,                %
                                                                      2003                    2002                  CHANGE
                                                             ------------------------- -----------------------   -------------
EARNINGS
    Total interest income                                             $  5,080,243              $5,545,847          -8.40%
    Total interest expense                                               1,954,017               2,322,769         -15.88%
    Net interest income                                                  3,126,226               3,223,078          -3.00%
    Provision for loan losses                                              150,000                 157,500          -4.76%
    Total noninterest income                                               600,475                 375,108          60.08%
    Security gains                                                          79,952                  67,159          19.05%
    Total noninterest expense                                            2,568,125               2,410,320           6.55%
    Net income                                                             827,228                 804,201           2.86%
PER SHARE
    Earnings per common share - Basic                                 $       0.26              $     0.24           8.33%
    Earnings per common share - Diluted                                       0.26                    0.24           8.33%
    Cash Dividends paid                                                       0.13                    0.12           8.33%
SHARES OUTSTANDING
    Average - Basic                                                      3,181,546               3,258,149         ------
    Average - Diluted                                                    3,193,927               3,268,320         ------

                                                                     FOR THE SIX MONTHS ENDED JUNE 30,                 %
                                                                      2003                     2002                 CHANGE
                                                             ------------------------- -----------------------   -------------
EARNINGS
    Total interest income                                             $ 10,294,895            $ 11,179,205          -7.91%
    Total interest expense                                               3,983,333               4,786,939         -16.79%
    Net interest income                                                  6,311,562               6,392,266          -1.26%
    Provision for loan losses                                              300,000                 315,000          -4.76%
    Total noninterest income                                             1,142,776                 773,974          47.65%
    Security gains                                                         281,880                 113,504         148.34%
    Total noninterest expense                                            5,282,036               4,945,222           6.81%
    Net income                                                           1,629,753               1,484,359           9.80%
PER SHARE
    Earnings per common share - Basic                                 $       0.51            $       0.45          13.33%
    Earnings per common share - Diluted                                       0.51                    0.45          13.33%
    Cash Dividends paid                                                       0.26                    0.25           4.00%
    Book value (end of period)                                               10.33                    9.61           7.49%
SHARES OUTSTANDING
    Average - Basic                                                      3,184,125               3,266,051       --------
    Average - Diluted                                                    3,196,506               3,275,772       --------
AT QUARTER END
    Total assets                                                      $385,185,229            $337,159,537          14.24%
    Total assets (average)                                             366,766,000             338,097,000           8.48%
    Net loans                                                          187,704,685             180,408,392           4.04%
    Securities                                                         159,357,400             120,274,309          32.49%
    Shareholders' equity                                                32,854,296              31,066,533           5.75%
    Shareholders' equity (average)                                      32,312,000              30,337,000           6.51%
STOCK DATA
    Market value - last close (end of period)                         $      13.85            $      13.18           5.08%
    Dividend payout ratio                                                    50.98%                  55.56%         -8.24%
    Price earnings ratio                                                     13.58 x                 14.64 x        -7.24%
KEY PERFORMANCE RATIOS (ANNUALIZED)
    Return on average assets (ROA)                                           0.89%                   0.88%           1.14%
    Return on average equity (ROE)                                          10.09%                   9.79%           3.06%
    Net interest margin                                                      3.72%                   4.00%          -7.00%
    Interest expense to average assets                                       2.17%                   2.83%         -23.32%
    Total allowance loan losses
        to nonperforming loans                                             519.76%                 403.23%          28.90%
    Total allowance loan losses
        to total loans                                                       1.59%                   1.63%          -2.45%
   Nonperforming loans to total loans                                        0.31%                   0.40%         -22.50%
   Nonperforming assets to total assets                                      0.15%                   0.22%         -31.82%
   Net charge-offs to average loans                                          0.16%                   0.25%         -36.00%
   Equity to assets at period end                                            8.53%                   9.21%          -7.38%


The information contained in this press release contains forward-looking statements regarding expected future performances which are not historical facts and which involve risk and uncertainties. Actual results and performance could differ materially from those contemplated by these forward-looking statements.